EXHIBIT 11
                                                                      ----------

                         CANDIE'S, INC. AND SUBSIDIARIES
                       COMPUTATIONS OF EARNINGS PER SHARE

                                                     Year Ended January 31,

                                                    1996                1995
                                               -------------        -----------
Income (loss) before
extraordinary                                  $   1,053,956        ($1,934,916)

Extraordinary item:
Gain on debt extinguishment                             --            1,962,175
                                               -------------        -----------
TOTAL EPS INCOME (loss)                        $   1,053,956        $    27,259
                                               =============        ===========
Weighted average number of
shares outstanding                                 8,725,888          6,398,488


Common stock equivalents                                   0                  0
                                               -------------        -----------
Total shares outstanding                           8,725,888          6,398,488
                                               =============        ===========
Income (loss) per share:

Income (loss) before
extraordinary item                              $        .12        $      (.30)

Extraordinary item-Gain on
extinguishment of debt, net of
income taxes of $.02 for 1995                           --                  .30
                                               -------------        -----------
NET INCOME (LOSS) PER SHARE
PRIMARY AND FULLY DILUTED                      $         .12        $      0.00
                                               =============        ===========

No additional income (earnings from investing the excess proceeds upon the exercise of common stock equivalents) nor common stock equivalents were included in the calculation of net income (loss) per share. The results would have been antidulitive.